Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
	Investors:	Michael Weitz 203-352-8642

	Media:	Christopher Bellitti 203-352-8759

WWE Announces Pricing of Upsized $200 Million Convertible Notes Financing

STAMFORD, Conn., December 12, 2016 - World Wrestling Entertainment, Inc. (NYSE:WWE) today announced the pricing of $200 million aggregate principal amount of convertible senior notes due 2023 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The size of the offering was increased by $25 million from the previously announced offering size of $175 million. WWE also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $30.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on December 16, 2016, subject to customary closing conditions, and is expected to result in approximately $193.4 million in net proceeds to WWE after deducting the initial purchasers’ discount and estimated offering expenses payable by WWE (assuming no exercise of the initial purchasers’ option).

The notes will be unsecured, senior obligations of WWE and will bear interest at a rate of 3.375% per year. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2017. The notes will mature on December 15, 2023, unless earlier repurchased or converted. Conversions of the notes will be settled in cash, shares of WWE Class A common stock or a combination thereof, at WWE’s election.

WWE expects to use $14.64 million of the net proceeds of the offering of the notes to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to WWE from the warrant transactions described below) and to use the remaining proceeds of the offering to support the execution of the WWE’s long-term growth strategy and for general corporate purposes.

The initial conversion rate for the notes is 40.1405 shares of WWE Class A common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $24.91 per share). Prior to the close of business on the business day immediately preceding June 15, 2023, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. Thereafter until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. The last reported sale price of WWE Class A common stock on December 12, 2016 was $19.93 per share.

In connection with the pricing of the notes, WWE entered into convertible note hedge transactions with affiliates of three of the initial purchasers (the “option counterparties”). WWE also entered into warrant transactions with the option counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution to WWE Class A common stock upon any conversion of the notes and/or offset any cash payments WWE is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of WWE Class A common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions (which initially corresponds to the initial conversion price of the notes and is subject to certain adjustments substantially similar to those contained in the notes). However, the warrant transactions could separately have a dilutive effect to the extent that the market price per share of WWE Class A common stock as measured over the measurement period at the maturity of the warrants exceeds the applicable strike price of the warrants. The strike price of the warrants will initially be approximately $31.89 per share, which represents a premium of approximately 60.0% over the last reported sale price of WWE Class A common stock on December 12, 2016, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional notes, WWE expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, WWE has been advised that the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to WWE Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of WWE Class A common stock or the notes at that time. In addition, WWE has been advised that, in connection with the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to WWE Class A common stock and/or purchasing or selling shares of WWE Class A common stock or other securities of WWE in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of WWE Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of notes. The convertible note hedge transactions and warrant transactions have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Act. Neither the notes nor the shares of WWE Class A common stock issuable upon conversion of the notes, if any, have been, nor will be, registered under the Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About WWE

WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE programming reaches more than 650 million homes worldwide in 25 languages. WWE Network, the first-ever 24/7 over-the-top premium network that includes all live pay-per-views, scheduled programming and a massive video-on-demand library, is currently available in more than 180 countries. The company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mexico City, Mumbai, Shanghai, Singapore, Dubai, Munich and Tokyo.

Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com.

Trademarks: All WWE programming, talent names, images, likenesses, slogans, wrestling moves, trademarks, logos and copyrights are the exclusive property of WWE and its subsidiaries. All other trademarks, logos and copyrights are the property of their respective owners.

Forward-Looking Statements: This press release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to: WWE Network (including the risk that we are unable to attract, retain and renew subscribers); major distribution agreements; our need to continue to develop creative and entertaining programs and events; the possibility of a decline in the popularity of our brand of sports entertainment; the continued importance of key performers and the services of Vincent K. McMahon; possible adverse changes in the regulatory atmosphere and related private sector initiatives; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which we operate and greater financial resources or marketplace presence of many of our competitors; uncertainties associated with international markets; our difficulty or inability to promote and conduct our live events and/or other businesses if we do not comply with applicable regulations; our dependence on our intellectual property rights, our need to protect those rights, and the risks of our infringement of others’ intellectual property rights; the complexity of our rights agreements across distribution mechanisms and geographical areas; potential substantial liability in the event of accidents or injuries occurring during our physically demanding events including, without limitation, claims relating to CTE; large public events as well as travel to and from such events; our feature film business; our expansion into new or complementary businesses and/or strategic investments; our computer systems and online operations; privacy norms and regulations; a possible decline in general economic conditions and disruption in financial markets; our accounts receivable; our revolving credit facility; litigation; our potential failure to meet market expectations for our financial performance, which could adversely affect our stock; Vincent K. McMahon exercises control over our affairs, and his interests may conflict with the holders of our Class A common stock; a substantial number of shares are eligible for sale by the McMahons and the sale, or the perception of possible sales, of those shares could lower our stock price; and the relatively small public “float” of our Class A common stock. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends (including under our revolving credit facility), general economic and competitive conditions and such other factors as our Board of Directors may consider relevant. Forward-looking statements made by the Company speak only as of the date made and are subject to change without any obligation on the part of the Company to update or revise them. Undue reliance should not be placed on these statements. For more information about risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q.